TRANSFER AGENT AGREEMENT

AGREEMENT BETWEEN STOCK TRANSFER AGENT AND COMPANY

THIS AGREEMENT MADE ON THIS 30th                         DAY OF JANUARY     2012           BY AND BETWEEN CLEARTRUST, LLC, a Limited Liability Company registered in the State of Florida and having its Registered Office at 16540 Pointe Village Drive, Suite 201, Lutz, Florida 33558 (hereinafter referred to as "Transfer Agent") and

                     arrayit diagnostics, inc.                  , a company incorporated under the laws of the State of Nevada and having its registered office at 1950 Cinnamon Teal Dr, Redmond, Oregon 97756.

(hereinafter referred to as the "The company").
WHEREAS

1.    The Transfer Agent is a registered transfer agent with the Securities and Exchange Commission and the company has approached the Transfer Agent to act as Stock Transfer Agent and the Transfer Agent has accepted the assignment.

2.    The Transfer Agent and the company have entered into an agreement being these presents.

NOW, THEREFORE, the company and the Transfer Agent do hereby agree as follows:

RECITALS

1.     The company hereby appoints the Transfer Agent as the sole Stock Transfer Agent and the Transfer Agent accepts such appointment.

2.     The Transfer Agent hereby undertakes to perform and fulfill such functions, duties and obligations and to provide such services as are mentioned herein.

INFORMATION REQUIREMENTS

3.    The company will ensure that the below listed documentation concerning the company's shareholder and corporate records are handed over to Transfer Agent upon its appointment. The responsibilities and obligations of the Transfer Agent will commence upon receipt of said documents:

3.1.  An executed copy of this Agreement.

3.2.  Payment in full of the Initiation Fees as set forth in Schedule II.

3.3.  Board Resolution appointing the Transfer Agent. (Attachment I)

3.4.        Certified Shareholder and Certificate List from Predecessor Transfer Agent, or from Company if no Predecessor Transfer Agent exists.

3.5. A Completed Issuer Profile Form (Attachment II)

3.6. Articles of Incorporation, Bylaws, and Amendments

3.7. Credit Card Authorization Form (Attachment III)

4.    The company agrees to update the Transfer Agent within 30 days if any of the documentation listed above changes or becomes inaccurate, including but not limited to officer changes, control or affiliate changes, changes of address, and changes in the Bylaws, Articles, and Amendments.

FUNCTIONS AND DUTIES

5.    The Transfer Agent declares and undertakes that:

5.1. It is registered with the Securities and Exchange Commission to act as a Stock Transfer Agent.

5.2.	It has not violated any of the conditions subject to which registration has been granted and that no disciplinary or other proceedings have been commenced by the SEC and that it is not debarred or suspended from carrying on its activities.

5.3.	It shall perform its duties with highest standards of integrity and fairness and shall act in an ethical manner in all its dealings with clients, investors, etc and that it will not take up any activities which are likely to be in conflict with its own interest, interests of the company and investors and/ or contrary to the directions issued by the SEC.

5.4.	It shall carry out its duties/ responsibilities and complete all the formalities within the specified time limits as per the relevant SEC regulations, State and Federal regulations, and Securities Transfer Guidelines.

5.5.	In case of change in regulations that it will make all necessary amendments so as to adhere to all relevant and current regulations.

6.	The company hereby declares that it has complied with or agrees to comply with all statutory formalities under the Exchange Act, other relevant statutes pertaining to Share Transfer activities.

7.	The company and the Transfer Agent agree to their respective functions, duties and obligations in respect of each activity relevant to Share Transfer as specified in the Schedule I hereto. However, the following activities shall form part of the Transfer Agent's functions and responsibility during the currency of this agreement;

7.1.	Receipt of request for transfer, split, consolidation, change of address, issuance of duplicate certificates in lieu of misplaced/ lost certificates.

7.2.	Processing of requests for transfer and other correspondence received in connection with transfer activities.

7.3. Upon issuance of certificates, endorsement of the certificates.

7.4.	Dispatch of transferred certificates to the presenter or recipient as designated by the presenter of the transfer within the mandatory time frames as set forth by the Securities and Exchange Commission.

9.	The Transfer Agent will handle the transfer work from its principal office in Florida which has been declared to the SEC for carrying on its activities.

10.	The Transfer Agent's responsibility under this agreement will be restricted to the duties of the Transfer Agent as agreed to herein and the Transfer Agent will not be in any way construed to be an agent of the company in its any other business in any manner whatsoever.

11.	The Transfer Agent shall not during the term of this agreement or thereafter, either directly, or indirectly, for any reason whatsoever, divulge, disclose or make public any information whatsoever which may come to their knowledge during or as a result of their appointment as Transfer Agent of the company and whether concerning the business, property, contracts, methods, transactions, dealings, affairs or members of the company or otherwise, save in accordance with the performance of their duties hereunder or as required by Law.

12.	Transfer Agent shall use its best efforts to perform the duties assigned to it in terms of this agreement with the utmost care and efficiency. Transfer Agent shall ensure that adequate controls are established to ensure the accuracy of the reports furnished by it. Transfer Agent, shall however, not be responsible or liable for any direct or consequential omission or commission committed by the Transfer Agent in good faith or in absence of its negligence or breach of the terms of this agreement or due to reasons beyond the Transfer Agent's reasonable control.

INDEMNIFICATION

13. The company agrees to hold Transfer Agent harmless and fully indemnify Transfer Agent, including attorney fees, for any claim or action brought by a third party that is based upon:

13.1.	Any paper or document that the Transfer Agent reasonably believed to be genuine and to have been signed by the proper person or persons;

13.2.	Stock Certificates that Transfer Agent reasonably believes to bear the proper manual or facsimile signatures of the officers of the Company;

13.3.	The Transfer Agent's compliance with the written instructions of the Company or the Company's counsel; or

13.4.	The Transfer Agent's duties and responsibilities as the transfer agent of the company and under this Agreement, unless such action or claim is based on the willful misconduct or reckless conduct of the Agent.

COMPENSATION AND REIMBURSEMENT

14.	The company and the Transfer Agent agree that the fees and charges payable to the Transfer Agent for handling the assignment shall be as specified in Schedule II hereby annexed. The company agrees to pay the one time initiation fee upon execution of this agreement, and the company agrees to pay all other fees and charges payable to the Transfer Agent within thirty days of receipt of an invoice for said services, unless prior payment is specifically required by the Transfer Agent. Any outstanding invoice aged in excess of sixty days is subject to 18% simple interest per annum, or the maximum interest rate as allowed by law. The Company agrees that the Agent shall have a lien against all Company records to secure any amounts owed to the Transfer Agent. The Company agrees that the Transfer Agent may refuse to make any transfers of the Company's securities until all past due amounts have been paid in full. The Transfer Agent's fees may be increased from time to time at the sole discretion of the Transfer Agent, by providing prior thirty day written notice to the Company.

14.1.	The Company shall provide a valid Credit Card Number to the Transfer Agent upon execution of this agreement by completing and submitting Attachment III attached hereto. The Company hereby gives consent and approval to the Transfer Agent to bill this credit card number any amount owed to the Transfer Agent aged in excess of sixty days of the date of the invoice(s). An insufficient funds fee will be applied to the balance as necessary and applicable.

14.2.	Shall the Company fail to pay any outstanding invoice within ninety days of the date of the invoice on two or more occasions; the Company shall be required to establish a credit with the Transfer Agent. The credit shall be a minimum of $500, and future invoices shall be billed against the credit. At such a time that the credit balance is depleted to $50, the Company shall replenish the credit back to the minimum balance of $500. The Company hereby authorizes the Transfer Agent to bill the Credit Card Number on file in order to establish and maintain the credit balance as described herein.

14.3.	The Company agrees to notify the Transfer Agent immediately should the credit card information on file (Attachment III) become inaccurate, expired, or in need of revision.

15.	The company shall reimburse to the Transfer Agent for any and all expenses the Transfer Agent incurs on behalf of the company, including but not limited to courier fees, certificate and supply expenses, lost holder search costs, mailing costs, etc. In addition, the Company agrees to reimburse the Transfer Agent for any and all expenses resulting from the Transfer Agent being served with a subpoena by a Federal or State agency or a request from one of said agencies, requiring or requesting that the Transfer Agent produce information or documents to said agency. Said expenses include, but are not limited to, travel expenses, copying charges, computer time, employee time, and attorney fees for counsel to the Transfer Agent.

16.	The company authorizes the Transfer Agent to purchase from time to time certificates as may be needed by it to perform regular transfer duties, not to exceed 1,000 certificates without prior written approval by the company. The cost of certificates must be paid in advance by the company. The certificates must be signed by authorized officers of the company, as set forth by law or in the company's bylaws, and if required, shall bear the corporate seal of the company.

17. The company will bear expenses for legal advice/ action which may have to be taken for no lapse on the part of the Transfer Agent but for any eventuality which may arise in connection with the transfer work.

RECORDKEEPING

18.	The Transfer Agent shall maintain the following documents and records pertaining to Transfer activities by way of hard copies and/or electronic means. These documents shall be made available for inspection by the company at any reasonable time.

Certified Shareholder List, Control Book, and Signature Cards of authorized signatories of the company.

Correspondence with the company, investors, the SEC, and other relevant documents pertaining to transfer activities.

Records pertaining to investor correspondence, Board Resolution passed by the company authorizing the Transfer Agent to endorse the certificates and other documents on behalf of the company.

Electronic record containing all the data pertaining to shareholders and related transfer activities generated in the course of transfer agent activities.

19.	These records shall be maintained for the duration that the Transfer Agent acts as the sole stock transfer agent for the company.

PROCEDURES

20.	The Transfer Agent is hereby authorized by Company to issue new stock upon the proper presentment of a Resolution of the Board and an Issuance Resolution signed by the officer of Company authorized to sign the resolution. The Company must also furnish the Transfer Agent with the registered holder's full name, address, and Social Security Number or Tax Identification Number or, in the case of non-US shareholders, an equivalent identification number. All newly issued shares will initially be issued subject to applicable restrictions on transfer unless the issuance instruction is accompanied by a legal opinion issued by an attorney in good standing and familiar with applicable securities laws, rules and regulations,, in which an opinion is rendered that the issuance of free-trading stock shares is warranted after the performance of independent verification and due diligence.

21.	The Transfer Agent is hereby authorized by Company to accept for transfer and without question any outstanding certificates and/or instructions for book entry positions of said stock of the Company that are properly stamped and endorsed as required by law and medallion guaranteed by industry practice, and to issue and countersign as registrar any new certificates or authenticate as electronic book entry shares for a like number of shares of the same class of stock in place thereof and to deliver such new shares according to the directions provided in the presentment.

22.	The Transfer Agent is hereby authorized by Company to accept shares for cancellation and without question if the shares are accompanied by a signed and medallion guaranteed stock power or the shares have never been in the possession of the registered shareholder and are accompanied by a signed indemnity letter from the Company written on company letterhead with a stated reason for the cancellation.

23.	In the event of lost, stolen, or destroyed stock certificates, the Transfer Agent will issue replacement certificates upon receipt of an Affidavit of Loss completed and endorsed as required by the Transfer Agent; valid instructions for handling the replacement certificates; payment of appropriate fees as required by the Transfer Agent; Indemnity Bond holding both the Transfer Agent and Company harmless and free of liability in relation to replacement of certificates, and any other documentation required by the Transfer Agent to evidence the genuineness and effectiveness of any necessary endorsement, and satisfactory evidence of compliance with all applicable laws relating to collection of taxes, if any.

REGULATORY REQUIREMENTS

24.	When certificates of Company's stock shall be presented to Transfer Agent for transfer or instructions for transfer of electronic book entry shares of Issuer's stock shall be presented, Transfer Agent is hereby authorized to refuse to transfer the same until it is satisfied that the requested transfer is legally in good order. Company shall indemnify and hold harmless Transfer Agent; and Transfer Agent shall incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deems improper or unauthorized or believes such act may subject it to civil or criminal liability or adverse claim under any statute or law of any state or of the United States and, in particular, under the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, under the Patriot Act and, when applicable, the Bank Secrecy Act. Transfer Agent may rely upon the Uniform Commercial Code and generally accepted industry practice in effecting transfers, or delaying (within reason) or refusing to effect transfers.
24.1.	If, on a transfer of a restricted item determined by the agent to be missing appropriate supporting documents or otherwise found to not be in good order, the presenter will be offered a set number of business days in which to supply the missing components of the presentment before Transfer Agent rejects the presentment.
24.2.	In addition, the Transfer Agent requires the full name, address, and Social Security Number or Tax Identification Number or, in the case of non-US shareholders, an equivalent identification number prior to registering and countersigning stock to said shareholders, and the Transfer Agent may consider an item lacking part or all of this information to not be in good order.

25.	The Transfer Agent shall address and resolve inquiries from shareholders, brokers, depositories and clearing agents promptly and within the turnaround requirements as set forth by the SEC. The company shall do all such things and extend necessary cooperation for the Transfer Agent complying with this Regulation.

WITHDRAWAL

26. Should there be major change in scope of work from that indicated above, the Transfer Agent shall have option to withdraw its appointment or renegotiate the contract. However the Transfer Agent shall be liable for the activities done until termination of the contract.

CANCELLATION, ASSIGNMENT, MODIFICATION

27.	This Agreement shall be valid until cancelled by either party. Cancellation of this contract by the company requires a thirty day written advance notice to the Transfer Agent. The written notice shall be in the form of a Board Resolution from the Directors of the Company authorizing the termination of the Agreement. Cancellation of this contract by the Transfer Agent requires a ten day written advance notice to the company. The Transfer Agent may refuse to perform work for the Company during the ten day period if termination is due to lack of payment of fees. Upon proper written notice of termination by either party, the Company must pay the Termination Fee as listed in Schedule II attached hereto, in addition to any other outstanding fees owed to the Transfer Agent. Upon receipt of all fees owed to the Transfer Agent, the Agent shall release to the Company or its successor transfer agent all records maintained by the Transfer Agent. This contract may be cancelled by either party for any reason.

28.	This Agreement may not be assigned by either party without the express written consent of the other party.

29.	No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

MISCELLANEOUS

30. Dispute, if any, will be subject to the jurisdiction of an appropriate court of Law in Florida.

31.	This Agreement has been negotiated at arm's length between persons sophisticated and knowledgeable in these types of matters. Each party has been represented by competent legal counsel, or has had the opportunity to consult with competent counsel. Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply to interpreting this Agreement.

IN WITNESS WHEREOF the parties thereunto have set their hands on the day and year herein above written. *

ARRAYIT DIAGNOSTICS, INC.

SCHEDULE I:                GENERAL ACTIVITIES OF TRANFER AGENT MENU OF

ATTACHMENT I:         BOARD RESOLUTION APPOINTING TRANSFER AGENT

SCHEDULE I

General Activities of Transfer Agent

1.        Maintenance of Shareholder and Certificate Data for securities of the Company.

2.	Attending to correspondence regarding change of address, consolidation or split of certificates, non-receipt of share or debenture certificates, dividend or interest warrants and ot her letters received from company, its shareholders, t he Securities and Exchange Commission, the Depository Trust Company, its participants, etc.

3.       Printing of new share certificates in lieu of misplaced, lost, or destroyed certificates.

4.        Issuance of new certificates against request for transfer, consolidation, or split.

5.	Transfer Agent shall update all records and generate all reports from time to time as relevant, needed, or requested during its work for the Company.

6.	Any other services, reports, statements as mutually agreed between company and the transfer agent or as listed in Schedule II.

APPOINTMENT OF TRANSFER AGENT

RESOLVED, that Clear Trust LLC. hereby is appointed transfer agent and registrar for the Common Stock of the Corporation; and

RESOLVED, that the resolutions in the form required by Clear Trust LLC., appointing Clear Trust LLC as the transfer agent and registrar for certain of the Corporation's securities hereby are incorporated herein by references and, as so incorporated by reference, are adopted in all respects, and the President of the Corporation is authorized, in the name and on behalf of the Corporation, to prepare, execute, and deliver any document as he with the advice of counsel may deem necessary or desirable to complete such appointment, the execution and delivery of any such document by such officer to be conclusive evidence that he deemed such document to be necessary or desirable.

REGISTRATION OF OUTSTANDING SHARES OF COMMON STOCK

RESOLVED, that a registration statement on Form 10 (the "Registration Statement") covering the registration under the Securities Act of 1934 of all issued and outstanding shares of Common Stock shall be prepared; and that the President, with the full authority to act without any others hereby is, authorized, in the name and on behalf of the Corporation, to execute the Registration in form and substance, in the name and on behalf of the Corporation with the advice of counsel deemed sufficient, the execution by such officer to be conclusive evidence that he deemed such Registration Statement to be adequate and proper, and to execute any amendment to the Registration Statement, to procure all necessary signatures thereon, and to file the Registration Statement and any amendment when so executed (together with appropriate exhibits thereto) with the Securities and Exchange Commission;

BE IT FURTHER RESOLVED, that all actions taken and transactions entered into by the Corporation and its officers, directors, stockholders, and duly authorized agents on its behalf since its incorporation, including election of directors, appointment of officers, issuances of stock, grant of options, and acts or failures to act concerning all matters referred to in the foregoing resolutions or in the Registration Statement, hereby are ratified, confirmed, and approved in all respects; and

BE IT FURTHER RESOLVED, that the President, hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver any and all contracts, deeds, and writings of any nature and to do any other act or thing that may be necessary or desirable to carry out the foregoing.

EXECUTED by the sole Director as of January 30, 2012.

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